Exhibit 4.1

Schedule of terms OF
SERIES A CONVERTIBLE redeemable PREFERENCE Shares OF
Tritium DCFC Limited

1.	Designation and Number of Shares. There shall hereby be created and established a series of convertible redeemable preference shares of the Company designated as “Series A Convertible Redeemable Preference Shares” (the “Preference Shares”). Capitalized terms not defined herein shall have the meaning as set forth in Section 33 below. The Preference Shares are a separate class of share in the capital of the Company. In addition to the rights, privileges, and conditions conferred on the Holder of a Preference Share pursuant to the Schedule of the Constitution, each Preference Share issued by the Company confers on the Holder of the Preference Share those rights, privileges, and conditions set out in this Schedule of Terms. The Company must ensure that all shares to be issued pursuant to this Schedule of Terms (including all shares to be issued upon or in connection with the redemption or conversion of any Preference Shares) are validly issued, fully paid and have no money owing in respect of them and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances and any third party rights.

2.	Ranking. The Ordinary Shares shall be junior and subordinate in rank to all Preference Shares with respect to any dividends, distributions and payments in each case upon or in connection with the liquidation, dissolution or winding up of the Company (such junior and subordinate shares are referred to herein collectively as “Junior Shares”). To avoid doubt, after any amounts outstanding to the Holders of the Preference Shares under or in connection with this Schedule of Terms and the Transaction Documents have been paid to those Holders, any remaining funds and assets of the Company available for distribution to shareholders shall be distributed pro rata among the holders of Ordinary Shares in accordance with the Company’s Constitution, and the Preference Shares shall not confer upon the Holders any further right to participate in the surplus assets of the Company.

3.	Payments.

(a)	Additional Amounts. The Preference Shares shall not be entitled to any dividends. However, (i) from and after the occurrence and during the continuance of any Triggering Event, an amount shall accrue on the Stated Value of each Preference Share at fifteen percent (15.0%) per annum (the “Default Rate”) and (ii) an amount shall accrue on any Blocked Payment (as defined in Section 34 below) at the Default Rate (any amounts accrued pursuant to (i) and (ii), an “Additional Amount”). Any Additional Amount shall be computed on the basis of a 360-day year and twelve 30-day months. Additional Amounts shall be included in the Conversion Amount or Installment Amount on each Conversion Date or Installment Date, as applicable, or upon any redemption in accordance with Section 12 or any required payment upon any Triggering Event. Any applicable Additional Amount shall cease to accrue upon the redemption or conversion of the relevant Preference Shares into Ordinary Shares.

[Signature Page to Schedule of Terms]

(b)	Prepayment. At any time on or after the Initial Issuance Date, the Company may, subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so under any Lender Restrictions, at its option, redeem all outstanding Preference Shares by delivering written notice thereof (a “Prepayment Notice”) to each Holder at least twenty (20) Trading Days prior to such redemption. Each Preference Share subject to redemption pursuant to this Section 3(b) shall subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so under any Lender Restrictions be: (i) paid by the Company in cash at a price equal to the greater of (i) the product of (x) the Prepayment Premium multiplied by (y) the Stated Value of the Preference Shares and (ii) the product of (X) the Conversion Rate (calculated assuming an Alternate Conversion Price as of the date of the Prepayment Notice) with respect to the outstanding Conversion Amount at such time as the Company delivers the Prepayment Notice multiplied by (Y) the product of (1) the Prepayment Premium multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding the date of the Prepayment Notice and ending on the date the Company makes the entire payment required to be made under this Section 3(b) (the “Prepayment Amount”); provided, however, the Holder, at its sole option, may convert the Prepayment Amount into Ordinary Shares pursuant to Section 9 (with “Alternate Conversion Price” replacing “Installment Conversion Price” for all purposes hereunder). In the event of the Company’s redemption or conversion of any of the Preference Shares under this Section 3(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any Prepayment Premium due under this Section 3(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Prepayments pursuant to this Section 3 shall be made in accordance with the provisions of Section 12.

4.	Conversion. At any time after the Initial Issuance Date, each Preference Share shall be convertible (by way of variation of rights, and not by way of redemption, cancellation, or a new issue or allotment) into fully paid Ordinary Shares (as defined below), on the terms and conditions set forth in this Section 4.

(a)	Holder’s Conversion Right. Subject to the provisions of Section 4(d), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any of the Preference Shares held by such Holder into fully paid Ordinary Shares in accordance with Section 4(c) at the Conversion Rate (as defined below). The Company shall not issue any fraction of an Ordinary Share upon any conversion. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Shares up to the nearest whole share.

(b)	Conversion Rate. The number of Ordinary Shares to be issued by the Company upon conversion of any Preference Share pursuant to Section 4(a) shall be determined by dividing (x) the Conversion Amount of such Preference Share by (y) the Conversion Price (the “Conversion Rate”):

(i)	“Conversion Amount” means, with respect to each Preference Share, as of the applicable date of determination, the sum of the Stated Value thereof plus any accrued and unpaid Late Charges (as defined below in Section 26(c)) and any other amounts owed to the Holder pursuant to the terms of this Schedule of Terms, including any Outstanding Floor Amount, Additional Amounts (if any), the Securities Purchase Agreement or any other Transaction Document with respect to such Stated Value as of such date of determination.

(ii)	“Conversion Price” means, with respect to each Preference Share, as of any Conversion Date or other date of determination, $0.815, subject to adjustment as provided herein.

(c)	Mechanics of Conversion. The conversion of each Preference Share into Ordinary Shares shall be conducted in the following manner:

(i)	Optional Conversion. To convert a Preference Share into Ordinary Shares on any date (a “Conversion Date”), a Holder shall deliver (whether via electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preference Shares subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. If required by Section 4(c)(iii), within two (2) Trading Days following a conversion of any such Preference Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates, if any, representing the Preference Shares (the “Preference Share Certificates”) so converted as aforesaid (or an indemnification undertaking with respect to the Preference Shares in the case of its loss, theft or destruction as contemplated by Section 20(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, (x) with respect to an Acceleration or an Alternate Conversion, if the applicable Alternate Conversion Price or Acceleration Conversion Price (as applicable) is less than the ”alternate conversion price” or “acceleration conversion price” specified on such Conversion Notice, the Holder may deliver an updated Conversion Notice to the Company correcting the Alternate Conversion Price or Acceleration Conversion Price, as applicable (and aggregate number of Ordinary Shares to be issued) as specified in such Conversion Notice (provided, that if such updated Conversion Notice is not delivered to the Company on or prior to 10:00am, New York time on the Trading Day immediately following the applicable Conversion Date, the applicable Share Delivery Deadline shall be extended by one (1) Trading Day and (y) the Company shall transmit by electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to such Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Ordinary Shares issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program (“FAST”), credit such aggregate number of Ordinary Shares to which such Holder shall be entitled pursuant to such conversion to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of Ordinary Shares to which such Holder shall be entitled. If the number of Preference Shares represented by the Preference Share Certificate(s) submitted for conversion pursuant to Section 4(c)(iii) is greater than the number of Preference Shares being converted, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Preference Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designee) a new Preference Share Certificate or a new Book-Entry (in either case, accordance with Section 20(d)) representing the number of Preference Shares not converted. The Person or Persons entitled to receive the Ordinary Shares upon a conversion of Preference Shares shall be treated for all purposes as the record holder or holders of such Ordinary Shares on the Conversion Date. In connection with any conversion of Preference Shares by a Holder, the number of Preference Shares converted by such Holder shall be deducted from the Installment Amount(s) of such Holder relating to the Installment Date(s) as set forth in the applicable Conversion Notice (as calculated in accordance with the Transaction Documents), provided that (1) if no such Installment Date is specified in the applicable Conversion Notice then the Holder shall be deemed to have requested that the Preference Shares converted be deducted from the Installment Amount(s) of such Holder relating to the last Installment Date. Notwithstanding the foregoing, if a Holder delivers a Conversion Notice to the Company prior to the date of issuance of Preference Shares to such Holder, whereby such Holder elects to convert such Preference Shares pursuant to such Conversion Notice, the Share Delivery Deadline with respect to any such Conversion Notice shall be the later of (x) the date of issuance of such Preference Shares and (y) the second (2nd) Trading Day after the date of such Conversion Notice and (2) with respect to any Conversion Notice delivered by a Buyer (as defined in the Securities Purchase Agreement) to the Company on or prior to 4:00 p.m. (New York City time) on the Trading Day immediately prior to the date of initial issuance of such applicable Preference Shares to be converted pursuant to such Conversion Notice (each, an “Issuance Date”), which may be delivered at any time after the time of execution of the Securities Purchase Agreement, the Company agrees to deliver the Ordinary Shares convertible upon conversion of such Preference Shares to be issued on such date subject to such notice(s) by 4:00 p.m. (New York City time) on such applicable Issuance Date and such Issuance Date shall be the Share Delivery Date for purposes hereunder with respect to such Conversion Notice.

(ii)	Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to such Holder (or its designee) a certificate for the number of Ordinary Shares to which such Holder is entitled and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit such Holder’s or its designee’s balance account with DTC for such number of Ordinary Shares to which such Holder is entitled upon such Holder’s conversion of Preference Shares in any Conversion Amount (as the case may be) (a “Conversion Failure”), then, in addition to all other remedies available to such Holder, (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Preference Shares that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4(c)(ii) or otherwise. In addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such Ordinary Shares on the Company’s share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Share Delivery Deadline such Holder acquires (in an open market transaction, stock loan or otherwise) Ordinary Shares corresponding to all or any portion of the number of Ordinary Shares issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so under Lender Restrictions, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) make an election to receive a payment under the terms of the Securities Purchase Agreement, or (II) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such Ordinary Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Ordinary Shares to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay an amount set out in the Securities Purchase Agreement applicable to such circumstance. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver (if required) certificates representing Ordinary Shares (or to electronically deliver such Ordinary Shares) upon the conversion of the Preference Shares as required pursuant to the terms hereof. Notwithstanding anything herein to the contrary, with respect to any given Conversion Failure, this Section 4(c)(ii) shall not apply to a Holder to the extent the Company has already paid such amounts in full to such Holder with respect to such Conversion Failure, as applicable, pursuant to the analogous sections of the Securities Purchase Agreement.

(iii)	Registration; Book-Entry. At the time of issue of any Preference Shares, the applicable Holder will have their entitlement to the relevant number of Preference Shares documented in Book-Entry form in accordance with the Corporations Act and the Constitution. The Company (or the Transfer Agent, as custodian for the Preference Shares) shall maintain a register of members (the “Register”) for the recordation of the names and addresses of the Holders of each Preference Share and the Stated Value of the Preference Shares in accordance with the Corporations Act (the “Registered Preference Shares”). Subject to Section 19 and compliance with the terms of the Constitution (including rule 4), a Registered Preference Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preference Shares by such Holder thereof, the Company shall, subject to Section 19 and the terms of the Constitution (including rule 4), document the assignment, transfer, or sale to the designated assignee or transferee pursuant to Section 20 in the Register. Notwithstanding anything to the contrary set forth in this Section 4, following conversion of any Preference Shares in accordance with the terms hereof, the applicable Holder shall not be required to physically surrender such Preference Shares held in the form of a Preference Share Certificate to the Company unless (A) the full or remaining number of Preference Shares represented by the applicable Preference Share Certificate are being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Section 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of a new Preference Share Certificate upon physical surrender of the applicable Preference Share Certificate. Each Holder and the Company shall maintain records showing the Stated Value and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Preference Share Certificate upon conversion. A Holder and any transferee or assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preference Shares, the number of Preference Shares represented by such certificate may be less than the number of Preference Shares stated on the face thereof. Each Preference Share Certificate shall bear the following legend:

ANY TRANSFEREE OR ASSIGNEE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE CORPORATION’S SCHEDULE OF TERMS RELATING TO THE SHARES OF SERIES A CONVERTIBLE REDEEMABLE PREFERENCE SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 4(c)(iii) THEREOF. THE NUMBER OF SHARES OF SERIES A CONVERTIBLE REDEEMABLE PREFERENCE SHARES REPRESENTED BY THIS SCHEDULE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES A CONVERTIBLE REDEEMABLE PREFERENCE SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(c)(iii) OF THE SCHEDULE OF TERMS RELATING TO THE SHARES OF SERIES A CONVERTIBLE REDEEMABLE PREFERENCE SHARES REPRESENTED BY THIS CERTIFICATE.

(iv)	Pro Rata Conversion; Disputes. In the event that the Company receives Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preference Shares submitted for conversion, the Company shall convert from each Holder electing to have Preference Shares converted on such date a pro rata amount of such Holder’s Preference Shares submitted for conversion on such date based on the number of Preference Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preference Shares submitted for conversion on such date. In the event of a dispute as to the number of Ordinary Shares issuable to a Holder in connection with a conversion of Preference Shares, the Company shall issue to such Holder the number of Ordinary Shares not in dispute and resolve such dispute in accordance with Section 10(i) of the Securities Purchase Agreement. If a Conversion Notice delivered to the Company would result in a breach of Section 4(d) below or a breach of the Corporations Act Limitation, and the Holder does not elect in writing to withdraw, in whole, such Conversion Notice, the Company shall hold such Conversion Notice in abeyance until such time as such Conversion Notice may be satisfied without violating Section 4(d) below or the Corporations Act Limitation (with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company).

(d)	Limitation on Beneficial Ownership.

(i)	Beneficial Ownership. The Company shall not effect the conversion of any of the Preference Shares held by a Holder, and such Holder shall not have the right to convert any of the Preference Shares held by such Holder pursuant to the terms and conditions of this Schedule of Terms and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the outstanding Ordinary Shares immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such Holder and the other Attribution Parties shall include the number of Ordinary Shares held by such Holder and all other Attribution Parties plus the number of Ordinary Shares issuable upon conversion of the Preference Shares with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares which would be issuable upon (A) conversion of the remaining, nonconverted Preference Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preference stock or warrants, including the Preference Shares) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4(d)(i). For purposes of this Section 4(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of determining the number of outstanding Ordinary Shares a Holder may acquire upon the conversion of such Preference Shares without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Annual Report on Form 20-F, Current Report on Form 6-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of Ordinary Shares outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding Ordinary Shares is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of Ordinary Shares then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 4(d)(i), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of Ordinary Shares to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Preference Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of Ordinary Shares to a Holder upon conversion of such Preference Shares results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding Ordinary Shares (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the Ordinary Shares issuable to a Holder pursuant to the terms of this Schedule of Terms in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to convert such Preference Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d)(i) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4(d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Preference Shares.

(ii)	Corporations Act Limitation. In addition to the Maximum Percentage, and notwithstanding anything to the contrary herein, the Company shall not be required to convert any Preference Shares to the extent that, after giving effect to the conversion, the aggregate number of securities in which the Holder (or any relevant designee or transferee) would have a “relevant interest” (as that term is defined in the Corporations Act) would exceed the maximum number of securities in which the Holder (or any relevant designee or transferee) may have a “relevant interest” (as that term is defined in the Corporations Act) without (i) violating Section 606 of the Corporations Act, or (ii) the Company obtaining shareholder approval under Item 7 of Section 611 of the Corporations Act (such maximum number of securities being the “Corporations Act Limitation”), unless and until the Company solicits shareholder approval of the conversion contemplated by this Schedule of Terms and the shareholders of the Company have in fact approved the conversions contemplated by this Schedule of Terms in accordance with the Corporations Act and the Constitution and other organizational documents, or another exception to the prohibitions in Section 606 of the Corporations Act is then applicable under Section 611 of the Corporations Act, as confirmed by the Company in writing, that permits the conversion of Preference Shares into Ordinary Shares in excess of the Corporations Act Limitation.

(e)	Right of Alternate Conversion.

(i)	Alternate Conversion Upon a Triggering Event or Senior LNSA Breach. Subject to Section 4(d), at any time during (1) a Triggering Event Redemption Right Period (as defined below), (2) a Senior LNSA Breach For ACP (which is not a Senior LNSA Breach For ACP arising from sub-paragraph (iii) of the definition of Senior LNSA Breach for ACP being satisfied) or (3) any other Outstanding Indebtedness Event for ACP, such Holder may, at such Holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Preference Shares (such Conversion Amount of the Preference Shares to be converted pursuant to this Section 4(e)(ii), each, an “Alternate Conversion Amount”) into Ordinary Shares at the Alternate Conversion Price (each an “Alternate Conversion”).

(ii)	Mechanics of Alternate Conversion. On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount of Preference Shares pursuant to Section 4(c) (with “Alternate Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Alternate Conversion and with “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant to this Section 4(e) of this Schedule of Terms that such Holder is electing to use the Alternate Conversion Price for such conversion; provided that in the event of the Conversion Floor Price Condition, on the applicable Alternate Conversion Date the Company shall (subject to applicable laws including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions also deliver to the Holder the applicable Alternate Conversion Floor Amount. Notwithstanding anything to the contrary in this Section 4(e), but subject to Section 4(d), until the Company converts the applicable Preference Shares into Ordinary Shares representing the applicable Alternate Conversion Amount of Preference Shares to such Holder, such Preference Shares may be converted by such Holder into Ordinary Shares pursuant to Section 4(c) without regard to this Section 4(e).

5.	Triggering Event Redemptions.

(a)	Triggering Event. Each of the following events shall constitute a “Triggering Event” and each of the events in clauses (viii), (ix), and (x) shall constitute a “Bankruptcy Triggering Event”:

(i)	the suspension from trading or the failure of the Ordinary Shares to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(ii)	the Company’s (A) failure to cure a Conversion Failure by conversion of the applicable Preference Shares into the required number of Ordinary Shares within five (5) Trading Days after the applicable Conversion Date or (B) written notice to any holder of Preference Shares, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preference Shares into Ordinary Shares that is requested in accordance with the provisions of this Schedule of Terms, other than pursuant to Section 4(d) hereof;

(iii)	reserved;

(iv)	the Company’s failure to pay (or satisfy the payment of by converting Preference Shares into Ordinary Shares where permitted) to any Holder any amount when and as due under this Schedule of Terms (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to applicable law including the Corporations Act), including, without limitation, the payment of Late Charges, if such failure remains uncured for a period of at least five (5) Trading Days;

(v)	the Company (a) fails to issue any Preference Shares in accordance with the requirements of this Schedule of Terms; or fails to convert any Preference Shares into Ordinary Shares without a restrictive legend on any certificate or otherwise in accordance with the requirements of this Schedule of Terms or (C) fails to issue any Ordinary Shares to the Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by such Holder under the Transaction Documents, in each case as and when required by such Securities or the Securities Purchase Agreement or this Schedule of Terms, as applicable, and any such failure remains uncured for at least five (5) Trading Days;

(vi)	Failure to satisfy current public information requirement under Rule 144;

(vii)	the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $2,500,000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries;

(viii)	bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(ix)	the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(x)	the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(xi)	a final judgment or judgments for the payment of money aggregating in excess of $2,500,000 are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,500,000 amount set forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(xii)	the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $2,500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $2,500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffers to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or an event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate, but only if such failure or occurrence remains uncured for a period of at least five (5) days, provided that an “event of default” or “default” does not include, for the avoidance of doubt, any “review event” under any of the Company’s financing arrangements;

(xiii)	other than as specifically set forth in another clause of this Section 5(a), the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(xiv)	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xv)	any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of Section 4 of the Securities Purchase Agreement;

(xvi)	any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs that has not been cured, if capable of curing, within ten (10) Trading Days of the occurrence thereof; or

(xvii)	any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested, directly or indirectly, by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof or the Company or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under one or more Transaction Documents.

(b)	Notice of a Triggering Event; Redemption Right. Upon the occurrence of a Triggering Event with respect to the Preference Shares, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail (with next day delivery specified) (an “Triggering Event Notice”) to each Holder. At any time after the earlier of a Holder’s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the “Triggering Event Right Commencement Date”) and ending (such ending date, the “Triggering Event Right Expiration Date”, and each such period, a “Triggering Event Redemption Right Period”) on the fifteenth (15th) Trading Day after the later of (x) the later of (1) the date such Triggering Event is cured and (2) the date the Company delivers written notice to the Holders of the cure of such Triggering Event and (y) such Holder’s receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (III) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date, such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Preference Shares by delivering written notice thereof (the “Triggering Event Redemption Notice”) to the Company, which Triggering Event Redemption Notice shall indicate the number of the Preference Shares such Holder is electing to redeem. Each of the Preference Shares subject to redemption by the Company pursuant to this Section 5(b) shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions, be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section 5(b) (the “Triggering Event Redemption Price”). Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12. Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 4(d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Ordinary Shares pursuant to the terms of this Schedule of Terms. In the event of a partial redemption of the Preference Shares held by a Holder pursuant hereto, the number of Preference Shares of such Holder redeemed shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Triggering Event Redemption Notice including Section 4(e). In the event of the Company’s redemption of any of the Preference Shares under this Section 5(b), a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved.

(c)	Mandatory Redemption upon Bankruptcy Triggering Event. Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, whether occurring prior to or following the Maturity Date, the Company shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions, immediately redeem, out of funds legally available therefor, each of the Preference Shares then outstanding at a redemption price equal to the applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occurrence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable.

(d)	Redemption. Upon redemption, the relevant Preference Shares shall be cancelled.

6.	Rights Upon Fundamental Transactions.

(a)	Reserved.

(b)	Notice of a Change of Control Redemption Right. For so long as there are Preference Shares on issue, no sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via electronic mail to each Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of (A) the date of consummation of such Change of Control or (B) twenty (20) Trading Days after the date of receipt of such Change of Control Notice or (C) twenty (20) Trading Days after the date of the announcement of such Change of Control, such Holder may require the Company to redeem all or any portion of such Holder’s Preference Shares by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the number of Preference Shares such Holder is electing to have the Company redeem. Each Preference Share subject to redemption pursuant to this Section 6(b) shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent it is permitted to do so under any Lender Restrictions, be paid by the Company in cash at a price equal to the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount of the Preference Shares being redeemed (the “Change of Control Redemption Price”); provided, however, the Holder, at its sole option, may convert all or part of the Change of Control Redemption Price into Ordinary Shares pursuant to Section 4. Notwithstanding anything to the contrary in this Section 6(b), but subject to Section 4(d), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full to the applicable Holder, the Preference Shares submitted by such Holder for redemption under this Section 6(b) may be converted, in whole or in part, by such Holder into Ordinary Shares pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Control, stock or equity interests of the Successor Entity substantially equivalent to the Company’s Ordinary Shares pursuant to Section 4. In the event of a partial redemption or conversion of the Preference Shares held by a Holder pursuant hereto, the number of Preference Shares of such Holder redeemed or converted shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice, provided that if no such Installment Date is specified in the applicable Change of Control Redemption Notice then the Holder shall be deemed to have requested that the Preference Shares redeemed or converted be deducted from the Installment Amount(s) of such Holder relating to the last Installment Date. In the event of the Company’s redemption or conversion of any of the Preference Shares under this Section 6(b), such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any premium due under this Section 6(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Change of Control Redemption Date”). Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 12.

7.	Reserved.

8.	Rights Upon Issuance of Other Securities.

(a)	Reserved.

(b)	Adjustment of Conversion Price upon Subdivision or Combination of Ordinary Shares. Without limiting any provision of Sections 10(c), 10(d) and 10(e) of the Securities Purchase Agreement and Section 17 hereof, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Sections 10(c), 10(d) and 10(e) of the Securities Purchase Agreement and Section 17 hereof, if the Company at any time on or after the Subscription Date combines (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 8(b) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 8(b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(c)	Holder’s Right of Adjusted Conversion Price. In addition to and not in limitation of the other provisions of this Section 8(b), if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Ordinary Shares, Options or Convertible Securities after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Ordinary Shares, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the “Variable Price” and any such securities, “Variable Price Securities”), the Company shall provide written notice thereof via electronic mail to each Holder on the date of such agreement and/or the issuance of such Ordinary Shares, Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Preference Shares by designating in the Conversion Notice delivered upon any conversion of Preference Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect. A Holder’s election to rely on a Variable Price for a particular conversion of Preference Shares shall not obligate such Holder to rely on a Variable Price for any future conversions of Preference Shares. In addition, from and after the date the Company enters into such agreement or issues any such Variable Price Securities, for purposes of calculating the Installment Conversion Price as of any time of determination, the “Conversion Price” as used therein shall mean the lower of (x) the Conversion Price, Installment Conversion Price, Acceleration Conversion Price and/or Alternate Conversion Price, as applicable, as of such time of determination and (y) the Variable Price as of such time of determination. This Section 8(c) shall not apply to the extent that the Company (i) effects or enters into an agreement to effect any Variable Rate Transaction if the effect of such transaction would be to redeem or otherwise cause any Preference Shares to no longer be outstanding from the proceeds of such transaction, or (ii) issues (or converts Indebtedness into) securities to Sunset Power Pty Ltd as Trustee of St Baker Family Trust (“St Baker”) and O-CORP EV LLC, a Delaware limited liability company (“O-Corp”), or any of their respective affiliates, in connection with the St Baker Bridge Loan and the O-Corp Bridge Loan (each as defined in the Securities Purchase Agreement), provided that (1) such securities shall constitute Junior Shares (as defined in the Schedule of Terms), (2) the issuance or conversion of such securities is not made by means of a Variable Rate Transaction (as defined in the Securities Purchase Agreement), and (3) such securities shall be subject to the lock-up restrictions contained in Section 4 of the Side Letters (as defined in the Securities Purchase Agreement).

(d)	Reserved.

(e)	Reserved.

(f)	Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(g)	Voluntary Adjustment by Company. The Company may at any time in respect of any Preference Shares on issue, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board.

9.	Installment Conversion or Installment Redemption.

(a)	General. Subject to this Schedule of Terms, on each applicable Installment Date, provided no Equity Conditions Failure has occurred and is continuing, the Company shall satisfy the applicable Installment Amount due in respect of the relevant Preference Shares on such date by converting such Installment Amount in accordance with this Section 9 (an “Installment Conversion”); provided, however, that the Company may, at its option following notice to each Holder as set forth below and subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so under any Lender Restrictions, pay the Installment Amount by redeeming such Installment Amount in legally available funds (an “Installment Redemption”) or by any combination of an Installment Conversion and an Installment Redemption so long as all of the outstanding applicable Installment Amount due on any Installment Date shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 9. On a date that is the eleventh (11th) Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, an “Installment Notice” and the date all Holders receive such notice is referred to as to the “Installment Notice Date”), to each Holder of Preference Shares and such Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such Holder shall be converted in whole pursuant to an Installment Conversion or (B) (1) state that the Company elects to redeem for cash, or is required to redeem for cash in accordance with and subject to the provisions of this Schedule of Terms, in whole or in part, the applicable Installment Amount pursuant to an Installment Redemption and (2) specify the portion of such Installment Amount which the Company elects or is required to redeem pursuant to an Installment Redemption (such amount to be redeemed in cash, the “Installment Redemption Amount”)) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect an Installment Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 9 is referred to herein as the “Installment Conversion Amount”), which amounts when added together, must at least equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be satisfied, in whole or in part, pursuant to an Installment Conversion, certify that there is not then an Equity Conditions Failure as of the applicable Installment Notice Date. In addition, the Company may not effect an Installment Conversion as to any such Installment Date unless, on such Installment Date, the Company shall have, subject to Sections 4(d) and (e), delivered to the Holder’s account with DTC a number of Ordinary Shares to be applied against such Installment Conversion Amount equal to the quotient of (x) the applicable Installment Conversion Amount divided by (y) the Installment Conversion Price (the “Installment Conversion Shares”). In the event that that number of Installment Conversion Shares that the Company can issue to the Holder is limited as result of Section 4(d), then such excess number of shares shall be held in abeyance until the Holder notifies the Company that the issuances of such shares to the Holder would not violate Section 4(d) at which time the Company shall deliver such shares to the Holder. Each Installment Notice shall be irrevocable. If the Company does not timely deliver an Installment Notice and Installment Conversion Shares in accordance with this Section 9 with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Installment Notice confirming an Installment Conversion of the entire Installment Amount payable on such Installment Date. Except as expressly provided in this Section 9(a), the Company shall convert and/or redeem the applicable Installment Amounts pursuant to this Section 9 in the same ratio of the applicable Installment Amount being converted and/or redeemed hereunder. The applicable Installment Conversion Amount (whether set forth in the applicable Installment Notice or by operation of this Section 9) shall be converted in accordance with Section 9(b) and the applicable Installment Redemption Amount shall be redeemed in accordance with Section 9(c). Notwithstanding anything to the contrary, if an Equity Conditions Failure has occurred due to a Volume Failure or Price Failure, the Company may satisfy the applicable Installment Amount by converting such Installment Amount using the “Alternate Conversion Price” instead of the “Installment Conversion Price” as applied mutatis mutandis to this Section 9 and, in the event of a Conversion Floor Price Condition, the Company shall deliver to the Holder the applicable Alternate Conversion Floor Amount, subject to applicable laws including the Corporations Act and only to the extent it is permitted to do so under any Lender Restrictions.

(b)	Mechanics of Installment Conversion. Subject to Section 4(d), if the Company delivers an Installment Notice or is deemed to have delivered an Installment Notice certifying that such Installment Amount is being satisfied, in whole or in part, in an Installment Conversion in accordance with Section 9(a), then the remainder of this Section 9(b) shall apply. The applicable Installment Conversion Amount, if any, shall be converted on the applicable Installment Date at the applicable Installment Conversion Price and the Company shall, on such Installment Date, (A) deliver to each Holder’s account with DTC Ordinary Shares issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the penultimate sentence of this Section 9(b)) and (B) in the event of the Conversion Floor Price Condition, the Company shall (subject to applicable laws including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions deliver to the Holder the applicable Conversion Installment Floor Amount, provided that the Equity Conditions are then satisfied (or waived in writing by such Holder) on such Installment Date and an Installment Conversion is not otherwise prohibited under any other provision of the Schedule of Terms. If the Company confirmed (or is deemed to have confirmed by operation of Section 9(a)) the conversion of the applicable Installment Conversion Amount, in whole or in part, and there was no Equity Conditions Failure as of the applicable Installment Notice Date (or is deemed to have certified that the Equity Conditions in connection with any such conversion have been satisfied by operation of Section 9(a)) but an Equity Conditions Failure occurred between the applicable Installment Notice Date and any time through the applicable Installment Date (the “Interim Installment Period”), the Company shall provide each Holder a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by such Holder) during such Interim Installment Period or an Installment Conversion is not otherwise permitted under any other provision of this Schedule of Terms, then, at the option of such Holder designated in writing to the Company, such Holder may require (subject to applicable laws including the Corporations Act and only to the extent the Company is permitted to do so under the Lender Restrictions) the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by such Holder of the unconverted Installment Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay by way of redemption to such Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in legally available funds equal to 106% of such Designated Redemption Amount, and/or (ii) the Installment Conversion shall be null and void with respect to all or any part designated by such Holder of the unconverted Installment Conversion Amount and such Holder shall be entitled to all the rights of a holder of the Preference Shares with respect to such designated part of the Installment Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Installment Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Installment Conversion Price as in effect on the date on which such Holder voided the Installment Conversion and (B) the Installment Conversion Price that would be in effect on the date on which such Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. If the Company fails to redeem any Designated Redemption Amount by the second (2nd) day following the applicable Installment Date by payment of such amount by such date for any reason (including, without limitation, to the extent such payment is prohibited pursuant applicable corporate law), then such Holder shall have the rights set forth in Section 12(a) as if the Company failed to pay the applicable Installment Redemption Price (as defined below) and all other rights under this Schedule of Terms (including, without limitation, such failure constituting a Triggering Event described in Section 5(a)(vi)). Notwithstanding anything to the contrary in this Section 9(b), but subject to Section 4(d), until the Company delivers Ordinary Shares representing the Installment Conversion Amount to such Holder, the Installment Conversion Amount may be converted by such Holder into Ordinary Shares pursuant to Section 4. In the event that a Holder elects to convert the Installment Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Conversion Amount so converted shall be deducted from the Installment Amount(s) of such Holder relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice, provided that if no such Installment Date is specified in the applicable Conversion Notice then the Holder shall be deemed to have requested that the Preference Shares converted be deducted from the Installment Amount(s) of such Holder relating to the last Installment Date.

(c)	Mechanics of Installment Redemption. If the Company elects or is required to effect an Installment Redemption, in whole or in part, in accordance with Section 9(a), then the Installment Redemption Amount, if any, shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions, be redeemed by the Company in legally available funds on the applicable Installment Date by wire transfer to each Holder of immediately available funds in an amount equal to 106% of the applicable Installment Redemption Amount (the “Installment Redemption Price”). If the Company fails to redeem such Installment Redemption Amount on such Installment Date by payment of the Installment Redemption Price for any reason (including, without limitation, to the extent such payment is prohibited pursuant to applicable law including the Corporations Act), then, at the option of such Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Schedule of Terms), such Holder may require the Company to convert all or any part of the Installment Redemption Amount at the Alternate Conversion Price (determined as of the date of such designation as if such date were an Alternate Conversion Date) and, in the event of the Conversion Floor Price Condition, the Company shall (subject to applicable laws including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions deliver to the Holder the applicable Alternate Conversion Floor Amount. Conversions required by this Section 9(c) shall be made in accordance with the provisions of Section 4. Notwithstanding anything to the contrary in this Section 9(c), but subject to Section 4(d), until the Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Installment Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by a Holder into Ordinary Shares pursuant to Section 4. In the event a Holder elects to convert all or any portion of the Installment Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Installment Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice, provided that if no such Installment Date is specified in the applicable Conversion Notice then the Holder shall be deemed to have requested that the Preference Shares converted be deducted from the Installment Amount(s) of such Holder relating to the last Installment Date. Redemptions required by this Section 9(c) shall be made in accordance with the provisions of Section 12.

(d)	Deferred Installment Amount. Notwithstanding any provision of this Section 9(d) to the contrary, each Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the Trading Day immediately prior to the applicable Installment Date electing to have the payment of all or any portion of an Installment Amount of such Holder payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”, and such deferral, each a “Deferral”) until any subsequent Installment Date selected by such Holder, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount. Any notice delivered by such Holder pursuant to this Section 9(d) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable.

(e)	Acceleration of Installment Amounts. Notwithstanding any provision of this Section 9 to the contrary, but subject to Section 4(d), with respect to any given Installment Date (the “Current Installment Date”), during the period commencing on the 20th trading day immediately prior to such Current Installment Date (or, if the Current Installment Date is the first Installment Date, the Initial Issuance Date) and ending on the Trading Day immediately prior to the next Installment Date (each, an “Installment Period”), each Holder may elect, at its option and in its sole discretion, at one or more times in such Installment Period, to convert Preference Shares (in addition to those Preference Shares converted or redeemed pursuant to this Section 9(b) or Section 9(c), as applicable, in connection with the Current Installment Date) (each, an “Acceleration”, and such aggregate number of Preference Shares in an Acceleration, each, an “Acceleration Amount” and the Conversion Date of any such Acceleration, each an “Acceleration Date”), in whole or in part, at the Acceleration Conversion Price of such Current Installment Date or Acceleration Date, as applicable, in accordance with the conversion procedures set forth in Section 4 hereunder, mutatis mutandis; provided, that if a Conversion Floor Price Condition exists with respect to such Acceleration Date, with each Acceleration the Company shall (subject to applicable laws including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions) also deliver to the Holder the Acceleration Floor Amount on the applicable Share Delivery Deadline, and provided further, that if, on an Acceleration Date, an Equity Conditions Failure has occurred due to a Volume Failure or Price Failure, then the Acceleration Amount may be converted into Ordinary Shares at the Alternate Conversion Price and, if a Conversion Floor Price Condition exists with respect to such Acceleration Date, the Company shall (subject to applicable laws including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions) deliver to the Holder the applicable Alternate Conversion Floor Amount on the applicable Share Delivery Deadline. For clarity, any Acceleration Amount shall be applied to the Installment Redemptions in inverse order from the Maturity Date unless otherwise indicated by the Holder.

10.	Reserved.

11.	Reserved.

12.	Redemptions.

(a)	General. If a Holder has submitted a Triggering Event Redemption Notice in accordance with Section 5(b), the Company shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions, deliver the applicable Triggering Event Redemption Price to such Holder in legally available funds within five (5) Business Days after the Company’s receipt of such Holder’s Triggering Event Redemption Notice. If a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions, deliver the applicable Change of Control Redemption Price to such Holder in legally available funds concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall, subject to compliance by the Company with applicable law including the Corporations Act and only to the extent the Company is permitted to do so under any Lender Restrictions, deliver the applicable Installment Redemption Price to each Holder in legally available funds on the applicable Installment Date. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company’s payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Preference Shares, the Company shall promptly cause to be issued and delivered to such Holder a new Preference Share Certificate (in accordance with Section 20) (or evidence of the creation of a new Book-Entry) representing the number of Preference Shares which have not been redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to applicable law including the Corporations Act), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option, in lieu of redemption, to require the Company to promptly return to such Holder all or any of the Preference Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. A Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Preference Shares subject to such notice.

(b)	Redemption by Multiple Holders. Upon the Company’s receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5(b) or Section 6(b), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Holder by electronic mail a copy of such notice. If the Company receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is two (2) Business Days prior to the Company’s receipt of the initial Redemption Notice and ending on and including the date which is two (2) Business Days after the Company’s receipt of the initial Redemption Notice and the Company is unable to redeem all of the Conversion Amount of such Preference Shares designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on the Stated Value of the Preference Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period.

13.	Reserved.

14.	Voting Rights. Subject to the terms of the Corporations Act and the Constitution, Holders of Preference Shares shall have no voting rights, except in accordance with paragraphs (h)(i)-(vii) (inclusive) of the Schedule to the Constitution. To the extent that under the Constitution or the Corporations Act the vote of the Holders of the Preference Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Preference Shares, voting together in the aggregate and not in separate series unless required under the Constitution or the Corporations Act, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Holders (except as otherwise may be required under the Constitution or the Corporations Act), voting together in the aggregate and not in separate series unless required under the Constitution or the Corporations Act, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 4(d), to the extent that under the Constitution or the Corporations Act and if permitted by the Constitution or the Corporations Act Holders of the Preference Shares are entitled to vote on a matter with holders of Ordinary Shares, voting together as one class, each Preference Share shall entitle the Holder thereof to cast that number of votes per share as is equal to the number of Ordinary Shares into which it is then convertible (subject to the ownership limitations specified in Section 4(d) hereof) using the record date for determining the shareholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Preference Shares shall be entitled to receive notices, reports, and accounts and to attend and be heard at all meetings of members on the same basis as the holders of Ordinary Shares in accordance with paragraph 2(g) of the Schedule to the Constitution.

15.	Reserved.

16.	Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall (subject to any Lender Restrictions) be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any Junior Shares, but pari passu with any shares of pari passu rank to the Preference Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Parity Shares”) then outstanding, an amount per Preference Share equal to the greater of (A) the Conversion Price and (B) the amount per share such Holder would receive if such Holder converted such Preference Share into Ordinary Shares at the Alternate Conversion Price immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of Parity Shares, then each Holder and each holder of Parity Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Shares as a liquidation preference, in accordance with their respective Schedule of Terms (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preference Shares and all holders of shares of Parity Shares. To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 16. All the preferential amounts to be paid to the Holders under this Section 16 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Shares in connection with a Liquidation Event as to which this Section 16 applies.

17.	Distribution of Assets. In addition to any adjustments pursuant to Sections 10(c), 10(d) and 10(e) of the Securities Purchase Agreement and Section 8 hereof, if the Company shall while any Preference Shares are on issue declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of Ordinary Shares, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then each Holder, as holders of Preference Shares, will be entitled to such Distributions as if such Holder had held the number of Ordinary Shares acquirable upon complete conversion of the Preference Shares (without taking into account any limitations or restrictions on the convertibility of the Preference Shares and assuming for such purpose that the Preference Share was converted at the Alternate Conversion Price as of the applicable record date)immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for such Distributions (provided, however, that to the extent that such Holder’s right to participate in any such Distribution would result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Ordinary Shares as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

18.	Reserved.

19.	Transfer of Preference Shares. A Holder may not transfer any portion of its Preference Shares without the prior written consent of the Company, which consent shall not be unreasonably withheld, and shall be in compliance with all applicable securities laws (including the Corporations Act Limitation). Any transferee will be subject to this Schedule of Terms (and including in respect of any applicable Lender Restrictions referred to herein).

20.	Reissuance of Preference Share Certificates and Book Entries.

(a)	Transfer. If any Preference Shares are to be transferred, the applicable Holder shall surrender the applicable Preference Share Certificate to the Company (or, if the Preference Shares are held in Book-Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preference Share Certificate (in accordance with Section 20(d)) (or evidence of the transfer of such Book-Entry), registered as such Holder may request, representing the outstanding number of Preference Shares being transferred by such Holder and, if less than the entire outstanding number of Preference Shares is being transferred, a new Preference Share Certificate (in accordance with Section 20(d)) to such Holder representing the outstanding number of Preference Shares not being transferred (or evidence of such remaining Preference Shares in a Book-Entry for such Holder). Such Holder and any assignee, by acceptance of the Preference Share Certificate or evidence of Book-Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4(c)(i) following conversion or redemption of any of the Preference Shares, the outstanding number of Preference Shares represented by the Preference Shares may be less than the number of Preference Shares stated on the face of the Preference Shares.

(b)	Lost, Stolen or Mutilated Preference Share Certificate. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a Preference Share Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Preference Share Certificate, the Company shall execute and deliver to such Holder a new Preference Share Certificate (in accordance with Section 20(d)) representing the applicable outstanding number of Preference Shares.

(c)	Preference Share Certificate and Book-Entries Exchangeable for Different Denominations and Forms. Each Preference Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preference Share Certificate or Preference Share Certificate(s) or new Book-Entry (in accordance with Section 20(d)) representing, in the aggregate, the outstanding number of the Preference Shares in the original Preference Share Certificate, and each such new Preference Share Certificate and/or new Book-Entry, as applicable, will represent such portion of such outstanding number of Preference Shares from the original Preference Share Certificate as is designated in writing by such Holder at the time of such surrender. Each Book-Entry may be exchanged into one or more new Preference Share Certificates or split by the applicable Holder by delivery of a written notice to the Company into two or more new Book-Entries (in accordance with Section 20(d)) representing, in the aggregate, the outstanding number of the Preference Shares in the original Book-Entry, and each such new Book-Entry and/or new Preference Share Certificate, as applicable, will represent such portion of such outstanding number of Preference Shares from the original Book-Entry as is designated in writing by such Holder at the time of such surrender.

(d)	Issuance of New Preference Share Certificate or Book-Entry. Whenever the Company is required to issue a new Preference Share Certificate or a new Book-Entry pursuant to the terms of this Schedule of Terms, such new Preference Share Certificate or new Book-Entry (i) shall represent, as indicated on the face of such Preference Share Certificate or in such Book-Entry, as applicable, the number of Preference Shares remaining outstanding (or in the case of a new Preference Share Certificate or new Book-Entry being issued pursuant to Section 20(a) or Section 20(c), the number of Preference Shares designated by such Holder) which, when added to the number of Preference Shares represented by the other new Preference Share Certificates or other new Book-Entry, as applicable, issued in connection with such issuance, does not exceed the number of Preference Shares remaining outstanding under the original Preference Share Certificate or original Book-Entry, as applicable, immediately prior to such issuance of new Preference Share Certificate or new Book-Entry, as applicable, and (ii) shall have an issuance date, as indicated on the face of such new Preference Share Certificate or in such new Book-Entry, as applicable, which is the same as the issuance date of the original Preference Share Certificate or in such original Book-Entry, as applicable.

21.	Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Schedule of Terms shall be cumulative and in addition to all other remedies available under this Schedule of Terms and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Schedule of Terms. No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of a Holder at law or equity or under this Schedule of Terms or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of any Holder at law or equity or under Preference Shares or any of the documents shall not be deemed to be an election of such Holder’s rights or remedies under such documents or at law or equity. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to a Holder that is requested by such Holder to enable such Holder to confirm the Company’s compliance with the terms and conditions of this Schedule of Terms.

22.	Reserved.

23.	Construction; Headings. This Schedule of Terms shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof. The headings of this Schedule of Terms are for convenience of reference and shall not form part of, or affect the interpretation of, this Schedule of Terms. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Schedule of Terms instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Schedule of Terms. Terms used in this Schedule of Terms and not otherwise defined herein, but defined in the other Transaction Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Required Holders and the Company.

24.	Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Schedule of Terms shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof. Notwithstanding the foregoing, nothing contained in this Section 24 shall permit any waiver of any provision of Section 4(d).

25.	Reserved.

26.	Notices; Currency; Payments.

(a)	Notices. The Company shall provide each Holder of Preference Shares with prompt written notice of all actions taken pursuant to the terms of this Schedule of Terms, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Schedule of Terms, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Schedule of Terms, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(b)	Currency. All dollar amounts referred to in this Schedule of Terms are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Schedule of Terms shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Schedule of Terms, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)	Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Schedule of Terms, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time. Whenever any amount expressed to be due by the terms of this Schedule of Terms is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

27.	Waiver of Notice. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Schedule of Terms and the Securities Purchase Agreement.

28.	Governing Law. This Schedule of Terms shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Schedule of Terms shall be governed by, the laws in force in Queensland, Australia, without giving effect to any choice of law or conflict of law provision or rule (whether of Queensland, Australia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the laws in force in Queensland, Australia.

29.	Judgment Currency.

(a)	If for the purpose of obtaining or enforcing judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 29 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Schedule of Terms, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(i)	the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)	the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)	If in the case of any proceeding in the court of any jurisdiction referred to in Section 29(a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(c)	Any amount due from the Company under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Schedule of Terms.

30.	Severability. If any provision of this Schedule of Terms is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Schedule of Terms so long as this Schedule of Terms as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

31.	Maximum Payments. Without limiting Section 9(d) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the applicable Holder and thus refunded to the Company.

32.	Shareholder Matters; Amendment.

(a)	Shareholder Matters. Subject to the Constitution and the Corporations Act any shareholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the Constitution and the Corporations Act, the Constitution, this Schedule of Terms or otherwise with respect to the issuance of Preference Shares may be effected by written consent of the Company’s shareholders or at a duly called meeting of the Company’s shareholders, all in accordance with the applicable rules and regulations of the Corporations Act and the Constitution. This provision is intended to comply with the applicable sections of the Corporations Act and the Constitution permitting shareholder action, approval and consent affected by written consent in lieu of a meeting.

(b)	Amendment. Except for Section 4(d), which may not be amended or waived hereunder, this Schedule of Terms or any provision hereof may be amended with the written consent of the Company (subject to any Lender Restrictions) and by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the Constitution and the Corporations Act, of the Required Holders, voting separate as a single class, and with such other shareholder approval, if any, as may then be required pursuant to the Corporations Act and the Constitution.

33.	Certain Defined Terms. For purposes of this Schedule of Terms, the following terms shall have the following meanings:

(a)	“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)	“Acceleration Conversion Price” means the lowest of (i) the Conversion Price then in effect, and (ii) the greater of (x) the Floor Price and (y) the lesser of (a) Installment Conversion Price for such Current Installment Date related to such Acceleration Date (b) 94% of the average of the three lowest VWAPs of the Ordinary Shares on Trading Days during the prior ten (10) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Acceleration Date, and (c) 94% of the VWAP of the Ordinary Shares on the applicable Acceleration Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(c)	“Acceleration Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Ordinary Shares trade at on the Trading Day immediately preceding the relevant Acceleration Date with respect to such Acceleration and (II) the applicable Acceleration Conversion Price of such Acceleration Date and (B) the difference obtained by subtracting (I) the number of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Acceleration from (II) the quotient obtain by dividing (x) the applicable Acceleration Amount that the Holder has elected to be the subject of the applicable Acceleration, by (y) the applicable Acceleration Conversion Price of such Acceleration Date without giving effect to clause (x) of such definition or clause (x) of the definition of the Acceleration Conversion Price, as applicable.

(d)	“Adjusted Floor Price” means as determined on an Adjustment Date, the lower of (i) the Floor Price then in effect and (ii) 20% of the lower of (x) the Nasdaq Closing Price of the Ordinary Shares as of the Trading Day ended immediately prior to such applicable Adjustment Date and (y) the quotient of (I) the sum of each Nasdaq Closing Price of the Ordinary Shares on each Trading Day of the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date, divided by (II) five (5). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period

(e)	“Adjustment Date” means each of the following (a) each six-month anniversary of the Initial Issuance Date until no Preference Shares remain outstanding (b) the fifth-trading day after the Company conducts a Subsequent Placement (c) the Trading Day immediately following such time that the Outstanding Floor Amount exceeds $1,000,000, and (d) the trading day after the occurrence of a Senior LNSA Breach or any other Outstanding Indebtedness Event.

(f)	“Affiliate” or “Affiliated” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(g)	“Alternate Conversion Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Ordinary Shares trade at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (II) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (I) the number of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition.

(h)	“Alternate Conversion Price” means, with respect to any Alternate Conversion that price which shall be the greater of (x) the Floor Price and (y) the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, (ii) 85% of the VWAP of the Ordinary Shares as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (iii) 85% of the VWAP of the Ordinary Shares as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice (iv) 85% of the price computed as the quotient of (I) the sum of the VWAP of the Ordinary Shares for each of the three (3) Trading Days with the lowest VWAP of the Ordinary Shares during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”), (v) 85% of the VWAP of the Ordinary Shares as of the Trading Day immediately preceding the date of the occurrence of such applicable Triggering Event and (vi) the Installment Conversion Price then in effect at the time of such Alternate Conversion Date, as applicable. All such determinations to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction that proportionately decreases or increases the Ordinary Shares during such Alternate Conversion Measuring Period.

(i)	Reserved.

(j)	“Approved Stock Plan” means any employee benefit plan or agreement which has been approved by the Board prior to or subsequent to the Subscription Date pursuant to which Ordinary Shares and standard options to purchase Ordinary Shares may be issued to any employee, officer, consultant or director for services provided to the Company in their capacity as such.

(k)	“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Initial Issuance Date, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Ordinary Shares would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

(l)	“Bloomberg” means Bloomberg, L.P.

(m)	“Book-Entry” means each entry on the Register evidencing one or more Preference Shares held by a Holder in lieu of a Preference Share Certificate issuable hereunder.

(n)	“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(o)	“Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(p)	“Change of Control Redemption Premium” means 115%.

(q)	“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holder. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10(i) of the Securities Purchase Agreement. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(r)	“Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued the Preference Shares pursuant to the terms of the Securities Purchase Agreement.

(s)	“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(t)	"Constitution” means the constitution of the Company.

(u)	“Conversion Floor Price Condition” means that the relevant Alternate Conversion Price or Installment Conversion Price, as applicable, is being determined based on clause (x) of such definitions.

(v)	“Conversion Installment Floor Amount” means an amount in cash, to be delivered by wire transfer of immediately available funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Ordinary Shares trade at on the Trading Day immediately preceding the relevant Installment Date and (II) the applicable Installment Conversion Price and (B) the difference obtained by subtracting (I) the number of Ordinary Shares delivered (or to be delivered) to the Holder on the applicable Installment Date with respect to such Installment Conversion from (II) the quotient obtain by dividing (x) the applicable Installment Amount subject to such Installment Conversion, by (y) the applicable Installment Conversion Price without giving effect to clause (x) of such definition.

(w)	“Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares.

(x)	“Corporations Act” means the Corporations Act 2001 (Cth).

(y)	“Corporations Act Limitation” has the meaning given in Section 4(d).

(z)	“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Capital Market, or the Principal Market.

(aa)	“Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty Trading Days prior to such applicable date of determination and ending on and including such applicable date of determination all Ordinary Shares issuable upon conversion of the Preference Shares shall be eligible to be resold by the Holders without restriction or any legend under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preference Shares, other issuance of securities with respect to the Preference Shares); (ii) on each day during the period beginning thirty Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Ordinary Shares (including all Ordinary Shares issued or issuable upon conversion of the Preference Shares) are listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Ordinary Shares are then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all Ordinary Shares issuable upon conversion of the Preference Shares on a timely basis as set forth in Section 4 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any Ordinary Shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being satisfied in the event requiring this determination) may be issued in full without violating Section 4(d) hereof; (v) any Ordinary Shares to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being satisfied in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Ordinary Shares are then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xii) the Installment Conversion Price is not determined by the Conversion Floor Price Condition; (xiii) the Ordinary Shares issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market; (xiv) the Company continues to qualify as a “foreign private issuer” under the rules and regulations of the SEC and to be exempt from the requirement to obtain the approval of its shareholders for the issuance of the Conversion Shares pursuant to the rules of the Principal Market (or if the Company no longer qualifies as a “foreign private issuer,” that the Company continues to be exempt from the requirement or otherwise not be required to obtain the approval of its shareholders for the issuance of the Conversion Shares pursuant to the rules of the Principal Market) or (xv) no bona fide dispute shall exist, by and between any of holder of the Preference Shares, the Company, the Principal Market (or such applicable Eligible Market in which the Ordinary Shares of the Company is then principally trading) and/or FINRA with respect to any term or provision of any Preference Share or any other Transaction Document.

(bb)	“Equity Conditions Failure” means, on any day during the thirty Trading Day period ending on, and including, the later of the applicable Installment Date and the date on which the applicable shares of Ordinary Shares are actually delivered to the Holder, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

(cc)	“Floor Price” means $0.15 (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) provided (a) that if on an Adjustment Date the Floor Price then in effect is higher than the Adjusted Floor Price with respect to such Adjustment Date, on such Adjustment Date the Floor Price shall be automatically lowered to such applicable Adjusted Floor Price and (b) that the Company may reduce the Floor Price to any amount set forth in a written notice (“Floor Reduction Notice”) to the Holder with at least five (5) Trading Day prior written notice (or such other time as the Company and the Holder shall mutually agree); provided, further, that any such reduction shall be irrevocable and shall not be subject to increase thereafter. The Company shall disclose any Floor Reduction Notice in a Current Report on Form 6-K simultaneously with delivering such Floor Reduction Notice to the Holder.

(dd)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Ordinary Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Ordinary Shares, (y) 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Ordinary Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, in any transaction or series or related transactions, acquire, either (x) at least 50% of the outstanding Ordinary Shares, (y) at least 50% of the outstanding Ordinary Shares calculated as if any Ordinary Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Ordinary Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding Ordinary Shares, or (v) reorganize, recapitalize or reclassify its Ordinary Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Ordinary Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares not held by all such Subject Entities as of the date of this Schedule of Terms calculated as if any Ordinary Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Ordinary Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their Ordinary Shares without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(ee)	“GAAP” means United States generally accepted accounting principles, consistently applied.

(ff)	“Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(gg)	“Holder” (and collectively, the “Holders”) means each holder of a Preference Share.

(hh)	“Indebtedness” means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(ii)	“Initial Issuance Date” means the first date of issuance of any Preference Shares.

(jj)	“Installment Amount” means, as of the applicable date of determination, with respect to a particular Holder, (A) the product of (1) the Installment Schedule Amount multiplied by (2) such Holder’s Pro Rata Amount (rounded to the nearest whole number), (B) any Deferral Amount deferred pursuant to Section 9(d) to such applicable Installment Date and included in such Installment Amount in accordance therewith, and (C) any Acceleration Amount accelerated pursuant to Section 9(e) for such Current Installment Date and included in such Installment Amount in accordance therewith, plus any unpaid Additional Amounts, Late Charges or other unpaid amounts then due pursuant to the Transaction Documents.

(kk)	“Installment Conversion Price” means, with respect to a particular date of determination, the greater of (x) the Floor Price and (y) the lowest of (i) the Conversion Price then in effect, (ii) 94% of the average of the three lowest VWAPs of the Ordinary Shares on Trading Days during the prior ten (10) consecutive Trading Day period (each, an “Installment Conversion Price Measuring Period”) ending and including the Trading Day immediately prior to the applicable Installment Date, and (iii) 94% of the VWAP of the Ordinary Shares on the Trading Day immediately prior to the applicable Installment Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(ll)	“Installment Schedule Amount” means $5,300,000.

(mm)	“Installment Date” means (i) the Initial Closing Date, (ii) thereafter, the date which is twenty (20) days after the previous Installment Date until the Maturity Date, and (iii) the Maturity Date, provided that if any such date is not a Business Day, the applicable Installment shall be due on the next Business Day immediately following such Installment Date.

(nn)	“Lender Restrictions” means restrictions placed on the Company and its Subsidiaries by the terms of the Company’s financing arrangements, as disclosed in the SEC Documents (as defined in the Securities Purchase Agreement) or as disclosed to an initial Holder or a Holder and including the deed poll entered into with the Company’s lenders entered into on or about the date of this document including restrictions on redemptions, cash payments and amendments.

(oo)	“Liquidation Event” means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whole.

(pp)	“Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the other Transaction Documents (as defined below), or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

(qq)	“Maturity Date” shall mean with respect to each Preference Share, the date which is nineteen (19) months after the applicable Closing Date; provided, however, the Maturity Date may be extended at the option of a Holder (i) in the event that, and for so long as, a Triggering Event shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in a Triggering Event or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of its Preference Shares pursuant to Section 4 hereof, and the Conversion Amount would be limited pursuant to Section 4(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of such Preference Shares.

(rr)	“Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(ss)	“Ordinary Shares” means (i) the Company’s ordinary shares, no par value per share, and (ii) any capital stock into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

(tt)	“Outstanding Floor Amount” means on the applicable date of determination, the sum of any unpaid Alternate Conversion Floor Amount, Conversion Installment Floor Amount and Acceleration Floor Amount.

(uu)	“Outstanding Indebtedness Event for ACP” means an event of default that has occurred and is continuing under the St Baker Bridge Loan or the O-Corp Bridge Loan, other than an event that is a Senior LNSA Breach for ACP.

(vv)	“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose ordinary shares or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(ww)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(xx)	“Prepayment Premium” means 125%.

(yy)	“Price Failure” means, with respect to a particular date of determination, the VWAP of the Ordinary Shares on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.75 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during any such measuring period.

(zz)	“Principal Market” means the Nasdaq Global Market.

(aaa)	“Redemption Notices” means, collectively, the Triggering Events Redemption Notices, the Installment Notices with respect to any Installment Redemption and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(bbb)	“Redemption Premium” means 115%.

(ccc)	“Redemption Prices” means, collectively, any Triggering Event Redemption Price, Change of Control Redemption Price, and Installment Redemption Price, (including in each case any interest and damages thereon), and each of the foregoing, individually, a “Redemption Price.”

(ddd)	“SEC” means the United States Securities and Exchange Commission or the successor thereto.

(eee)	“Securities Purchase Agreement” means that certain securities purchase agreement by and among the Company and the initial holders of Preference Shares, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof.

(fff)	“Senior LNSA” shall have the meaning as set forth in the Securities Purchase Agreement.

(ggg)	“Senior LNSA Breach” means (1) any breach of Financial Covenants under Section 19 of the Senior LNSA (2) any breach of General Undertakings under Section 20 of the Senior LNSA (3) any event of default that has occurred or is ongoing under Section 21 of the Senior LNSA, (4) any Review Event that has occurred or is ongoing under Section 22 of the Senior LNSA, and (5) any circumstances that, with or without the passage of time or the giving of notice, would give rise to any of the foregoing.

(hhh)	“Senior LNSA Breach For ACP” means:

(i)	any breach of financial covenants under Section 19 (Financial covenants) of the Senior LNSA and for so long as it is continuing;

(ii)	any other event of default that has occurred and is continuing pursuant to under section 21 (Events of Default) of the Senior LNSA; and

(iii)	any Review Event (as defined in the Senior LNSA) that has occurred and is ongoing under the Senior LNSA under Section 22 (Review Event) of the Senior LNSA for which a “Review Event Notice” (as defined in the Senior LNSA) has been provided.

(iii)	“Stated Value” shall mean $1.00 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preference Shares.

(jjj)	“Subscription Date” means September 12, 2023.

(kkk)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(lll)	“Subsidiaries” shall have the meaning as set forth in the Securities Purchase Agreement.

(mmm)	“Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(nnn)	“Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Ordinary Shares, any day on which the Ordinary Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, then on the principal securities exchange or securities market on which the Ordinary Shares are then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(ooo)	“Transaction Documents” means the Securities Purchase Agreement, this Schedule of Terms and each of the other agreements and instruments entered into or delivered by the Company or any of the Holders in connection with the transactions contemplated by the Securities Purchase Agreement, all as may be amended from time to time in accordance with the terms thereof.

(ppp)	“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Ordinary Shares on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $850,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date).

(qqq)	“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 10(i) of the Securities Purchase Agreement. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

34.	Limitations on Payments. Notwithstanding anything contained herein to the contrary, whenever there is a limitation on the Company’s ability to make a cash payment hereunder as a result of any requirements of applicable law (including the Corporations Act), Lender Restrictions and/or any other restriction set forth herein (a “Blocked Payment”), such limitation will not prevent a claim for the Blocked Payment from accruing in accordance with its terms to be claimed at a time when such requirement of applicable law, Lender Restrictions or other similar restriction set forth herein ceases to apply or upon a Liquidation Event in accordance with Section 16.

35.	Reserved.

36.	Reserved.

37.	Certain Tax Matters. All payments to be made by the Company under this Schedule of Terms (whether in cash or on Ordinary Shares) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 37 applies to all payments, whether in the form of cash, Ordinary Shares or otherwise, made under this Note, and (ii) the Company is obligated to indemnify the Holder pursuant to this Section 37 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the company and/or its subsidiaries fail to comply with this Section 37. For purposes of this Section 37, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

* * * * *

EXHIBIT I

Tritium DCFC Limited CONVERSION NOTICE

Reference is made to the Schedule of Terms, Preferences and Rights of the Series A Convertible Redeemable Preference Shares of Tritium DCFC Limited (the “Schedule of Terms”). In accordance with and pursuant to the Schedule of Terms, the undersigned hereby elects to convert the number of shares of Series A Convertible Redeemable Preference Shares (the “Preference Shares”), of Tritium DCFC Limited, an Australian public company limited by shares (ACN 650 026 314) (the “Company”), indicated below into ordinary shares of Company, no par value per share (the “Ordinary Shares”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate number of Preference Shares to be converted

Aggregate Stated Value of such Preference Shares to be converted:

Aggregate accrued and unpaid Late Charges with respect to such Preference Shares to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Ordinary Shares to be issued:

Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:

☐	If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price:____________

☐	If this Conversion Notice is being delivered with respect to an Acceleration, check here if Holder is electing to use the following Installment Conversion Price:____________

I-1

Please issue the Ordinary Shares into which the applicable Preference Shares are being converted to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _______________ ___, _____

Name of Registered Holder

By:
Name:

Title:

Tax ID:

E-mail Address:

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EXHIBIT II

ACKNOWLEDGMENT

The Company hereby (a) acknowledges this Conversion Notice, (b) certifies that the above indicated number of Ordinary Shares are eligible to be resold by the Holder without restriction or any legend and (c) hereby directs _________________ to issue the above indicated number of Ordinary Shares in accordance with the Transfer Agent Instructions dated [__], 2023 from the Company and acknowledged and agreed to by ________________________.

Tritium DCFC Limited

By:
Name:
Title:

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